Vertex Energy, Inc. POS AM

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement (No. 333-205871) on Form S-1 of Vertex Energy, Inc., of our report dated April 4, 2016, relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of Vertex Energy, Inc. for the year ended December 31, 2015, and to the reference to our Firm under the caption “Experts” in such Prospectus.

/s/ Hein & Associates LLP

Hein & Associates LLP

Houston, Texas

June 16, 2016